As filed with the Securities and Exchange Commission on January 27, 2003
Registration No. 333-____________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

Under The Securities Act of 1933

PACKETEER, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0420107
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

10201 N. De Anza Boulevard
Cupertino, California 95014
(Address of principal executive offices) (Zip Code)

1999 STOCK INCENTIVE PLAN
1999 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plans)

Mr. Dave G. Côté
Chief Executive Officer
Packeteer, Inc.
10201 N. De Anza Boulevard
Cupertino, California 95014
(Name and address of agent for service)

(408) 873-4400
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		Maximum	Maximum
Securities	Amount	Offering	Aggregate	Amount of
to be	to be	Price	Offering	Registration
Registered	Registered(1)	per Share(2)	Price(2)	Fee

1999 Stock Incentive Plan Common Stock, $0.001 par value	1,529,941 shares	$8.38	$12,820,905.58	$1,179.52
1999 Employee Stock Purchase Plan Common Stock, $0.001 par value	611,976 shares	$8.38	$5,128,358.88	$471.81

Aggregate Registration Fee				$1,651.33

(1)	This Registration Statement shall also cover any additional shares of the Registrant’s Common Stock which become issuable under the Packeteer, Inc. 1999 Stock Incentive Plan, as amended (the “1999 Plan”), and the Packeteer, Inc. 1999 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Registrant’s Common Stock on January 22, 2003, as reported by the Nasdaq National Market.

Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 registers the offer and sale of an additional 1,529,941 shares of the Registrant’s Common Stock for issuance under the 1999 Plan and 611,976 shares of the Registrant’s Common Stock for issuance under the ESPP. The contents of the prior Registration Statement relating to the 1999 Plan and the ESPP, Filing No. 333-86717, to the extent they are not updated herein, are incorporated herein by reference.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

                Packeteer, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed with the Securities and Exchange Commission on March 22, 2002;

(b)	The Registrant’s Quarterly Reports on Form 10-Q, filed with the Securities and Exchange Commission on May 3, 2002, for the period ended March 31, 2002, August 13, 2002, for the period ended June 30, 2002 and November 8, 2002 for the period ending September 30, 2002;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on May 15, 2002, June 4, 2002, August 13, 2002 and October 8, 2002; and

(d)	The Registrant’s Registration Statement on Form 8-A12G filed with the Securities and Exchange Commission on June 21, 1999, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), in which are described the terms, rights and provisions applicable to the Registrant’s Common Stock.

                All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number	Exhibit

4	Instruments Defining the Rights of Stockholders. Reference is made to the Registrant’s Registration Statement No. 000-26785 on Form 8-A12G, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d) to this Registration Statement.

5	Opinion and consent of Brobeck, Phleger & Harrison LLP.

23.1	Consent of KPMG LLP, Independent Auditors.

23.2	Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.

24	Power of Attorney. Reference is made to page II-2 of this Registration Statement.

99.1	1999 Stock Incentive Plan, as amended and restated.*

99.2	1999 Employee Stock Purchase Plan.**

*	Incorporated by reference from the Corporation’s Schedule 14A filed with the Securities and Exchange Commission on April 17, 2002.

**	Incorporated by reference from the Corporation’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 7, 1999.

SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California on this 24th day of January, 2003.

Packeteer, Inc.

By:	/s/ Dave G. Côté

Dave G. Côté
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

               That the undersigned officers and directors of Packeteer, Inc., a Delaware corporation, do hereby constitute and appoint Dave G. Côté, Chief Executive Officer and David C. Yntema, Chief Financial Officer and Secretary, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

               IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dave G. Côté Dave G. Côté	Chief Executive Officer and Director (Principal Executive Officer)	January 24, 2003

/s/ David C. Yntema David C. Yntema	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	January 24, 2003

/s/ Steven J. Campbell Steven J. Campbell	Chairman of the Board of Directors	January 24, 2003

Signature	Title	Date

/s/ Craig W. Elliott	Director	January 24, 2003

Craig W. Elliott

/s/ Brett D. Galloway	Director	January 24, 2003

Brett D. Galloway

/s/ Joseph A. Graziano	Director	January 24, 2003

Joseph A. Graziano

/s/ Dr. Hamid Ahmadi	Director	January 24, 2003

Dr. Hamid Ahmadi

/s/ L. William Krause	Director	January 24, 2003

L. William Krause

/s/ Peter Van Camp	Director	January 24, 2003

Peter Van Camp

EXHIBIT INDEX

Exhibit Number	Exhibit

4	Instruments Defining the Rights of Stockholders. Reference is made to the Registrant’s Registration Statement No. 000-26785 on Form 8-A12G, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d) to this Registration Statement.

5	Opinion and consent of Brobeck, Phleger & Harrison LLP.

23.1	Consent of KPMG LLP, Independent Auditors.

23.2	Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.

24	Power of Attorney. Reference is made to page II-2 of this Registration Statement.

99.1	1999 Stock Incentive Plan, as amended and restated.*

99.2	1999 Employee Stock Purchase Plan.**

*	Incorporated by reference from the Corporation’s Schedule 14A filed with the Securities and Exchange Commission on April 17, 2002.

**	Incorporated by reference from the Corporation’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 7, 1999.

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